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                                                                     EXHIBIT 8.1


October __, 2003

Cedar Shopping Centers, Inc.
44 South Bayles Avenue
Port Washington, New York 11050

Ladies and Gentlemen:

You have requested our opinion concerning certain federal income tax considerations in connection with the offering by Cedar Shopping Centers, Inc., a Maryland corporation (the "Company"), of shares of its common stock, $.06 par value per share (the "Common Stock"), pursuant to a registration statement on Form S-11 (No. 333-108091), as amended, filed with the Securities and Exchange Commission (the "Registration Statement"). All capitalized terms used herein have their respective meanings set forth in the Registration Statement unless otherwise stated.


In rendering the opinions expressed herein, we have examined and, with your consent, relied upon the following: (i) the Registration Statement; (ii) the Company's Articles of Incorporation, as amended; (iii) the Agreement of Limited Partnership of the Operating Partnership, as amended; and (iv) such other documents, records and instruments as we have deemed necessary or relevant for the purpose of this opinion. In addition, you have provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of officers of the Company (the "Officers' Certificate") relating to, among other things, the actual and proposed operations of the Company and the entities in which it holds, or has held, a direct or indirect interest. For purposes of our opinion, we have not made an independent investigation of the facts, representations and covenants set forth in the Officers' Certificate, the Registration Statement, or in any other document. In particular, we note that the Company has engaged in, and may in the future engage in, transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. We have, therefore, assumed and relied on your representations that the information, statements and descriptions of the Company's and the Operating Partnership's businesses, properties, and activities as described in the Officers' Certificate, Registration Statement and other documents, or otherwise furnished to us, accurately and completely describes all material facts relevant to our opinion, and that the Company and the Operating Partnership at all times have been and will be organized and operated in accordance with the terms of their governing documents. We have assumed that such statements, representations and descriptions are true without regard to any qualification as to knowledge or belief. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and descriptions. Any material change or inaccuracy in the facts referred to, set forth, or assumed in the Officers' Certificate, the Registration Statement or any other documents may affect our conclusions set forth herein.

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In rendering the opinions set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (v) the accuracy and completeness of all documents made available to us, and (vi) the accuracy as to facts of all representations, warranties and written statements.

In addition, we have assumed that (i) at no time will 50% or more of the Company's shares be owned, actually or constructively (within the meaning of Section 544 of the Internal Revenue Code of 1986, as amended (the "Code"), as modified by Section 856(h) of the Code), by or for any five or fewer individuals; and (ii) the Company has operated, and will continue to operate, in accordance with the method of operation described in the Registration Statement, and we have relied upon certain written factual representations of management relating to the organizational and ownership structure, nature of income, earnings and profits and distributions, composition of assets, and investments and operations of the Corporation relating to the Company's ability to satisfy the REIT requirements of Sections 856-860 of the Code.

Based upon and subject to the foregoing, we are of the following opinions:

1. The Company is organized in conformity with the requirements for qualification as a REIT under the Code and, its method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

2. The discussion contained in that portion of the Registration Statement under the caption "Federal Income Tax Consequences" fairly summarizes the federal income tax considerations that are likely to be material to a holder of common stock of the Company.

This opinion is given as of the date hereof and is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Moreover, the Company's qualification and taxation as a REIT depend upon the Company's ability to meet -- through actual annual operating results -- requirements under the Code regarding income, distributions and diversity of stock ownership. Because the Company's satisfaction of these requirements will depend upon future events, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy the tests necessary to qualify as or be taxed as a REIT under the Code.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to
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the use of our name under the caption "Material United States Federal Income Tax
Considerations" in the Registration Statement.


We express no opinion as to any federal income tax issues or other matter except those set forth or confirmed above.

Very truly yours,



/s/ STROOCK & STROOCK & LAVAN LLP
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STROOCK & STROOCK & LAVAN LLP